Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Second Quarter and First Half 2026 Financial Results and Business Highlights

– Net cash used in operating activities only $319K in the second quarter –

– Arcadia closes $4 million private placement; ends second quarter with $4.2 million in cash –

– July monthly Zola® sales top $740K; exceed $1 million through first week of August –

DALLAS, Texas (August 13, 2026) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative wellness products, today released its financial and business results for the second quarter and first half of 2026.

“We were very pleased with our second quarter financial results,” said T.J. Schaefer, CEO of Arcadia. “Our cash used in operating activities was only $319,000 during the quarter, we have a cash balance of $4.2 million at the end of the quarter and our SG&A expenses declined by $1,000,000 versus the same period of last year, to an all-time low.”

Schaefer continued, “We believe Zola®has reached an inflection point and is now entering a new growth phase. While second quarter sales were flat compared to last year due to low inventory and shipping delays, these issues have been corrected resulting in July sales that were more than half of the sales for the entire second quarter that we are reporting today.

“In addition, after raising $4 million in gross proceeds through a private placement in June, we now have the cash to fund Zola’s growth, which we expect to accelerate as a result of new products we are bringing to market. In Q4 2026, we will launch a 1-liter espresso with a new formula that tastes more like coffee than coconut water and has pre-launch commitments from our two largest customers. In the first half of 2027, we have a plan to launch three new additional products that we are very excited about,” Schaefer added.

($ in thousands)

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Favorable/ (Unfavorable)		2026	2025	Favorable/ (Unfavorable)
			$	%			$	%
Total revenues	1,443	1,455	(12)	(1%)	2,543	2,655	(112)	(4%)
Total operating expenses	1,939	1,956	17	1%	3,818	2,626	(1,192)	(45%)
(Loss) income from continuing operations	(496)	(501)	5	1%	(1,275)	29	(1,304)	(4497%)
Net loss attributable to common stockholders	(6,266)	(4,458)	(1,808)	(41%)	(10,651)	(1,859)	(8,792)	(473%)

More detailed financial information is included in the company’s Report on Form 8-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), available in the Investors section of the company’s website under SEC Filings.

Revenues

Revenues decreased slightly during the second quarter of 2026 compared to the same period in 2025. Zola revenues decreased $112,000, or 4%, during the first half of 2026 compared to the same period in 2025. The shortfalls in both the second quarter and first half of 2026 were primarily driven by low inventory balances and longer-than-expected shipping times.

Operating Expenses

Total operating expenses decreased slightly during the second quarter of 2026 despite a $1.0 million decrease in SG&A as 2025 operating expenses included a $1 million gain from the elimination of a contingent liability. Total operating expenses increased by $1.2 million during the first half of 2026 despite a $1.6 million decrease in SG&A due to $2.8 million in gains recognized in the first half of 2025.

Cost of revenues were essentially unchanged during the second quarter and first half of 2026 compared to the same periods in 2025.

SG&A decreased by $1.0 million and $1.6 million during the second quarter and first half of 2026, respectively, compared to the same periods in 2025, driven by lower employee costs and the absence of M&A fees in 2026.

Other operating expenses decreased by $1.0 million during the second quarter of 2026 compared to the same period in 2025 due to a $1.0 million gain from the elimination of a contingent liability in the second quarter of 2025. Other operating expenses decreased by $2.8 million during the first half of 2026 compared to the same period in 2025 due to a $2.0 million gain from the elimination of a contingent liability as well as a $750,000 gain related to the sale of intangible assets that occurred in the first half of 2025.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the second quarter of 2026 was $6.3 million, or $2.09 per share, compared to a net loss of $4.5 million, or $3.26 per share, for the second quarter of 2025. The second quarter of 2026 included a $2.8 million unrealized loss related to the Above Food stock held by the company, a $5.4 million valuation loss relating to the company’s June 2026 PIPE financing transaction, and offering costs of $651,000, which were offset by a gain related to the change in fair value of common stock warrant and option liabilities. The second quarter of 2025 included a $4.5 million credit loss related to the note receivable from Above Food, which was offset by a $1.1 million unrealized gain related to the Above Food stock.

Net loss attributable to common stockholders for the first half of 2026 was $10.7 million, or $4.19 per share, compared to a net loss of $1.9 million, or $1.36 per share, for the first half of 2025. The first half of 2026 included a $4.3 million unrealized loss related to the Above Food stock, a $2.9 million loss on the company’s January 2026 inducement offer financing transaction, a $5.4 million valuation loss on the June 2026 PIPE, and offering costs of $1.1 million, which were offset by a $4.3 million gain related to the change in fair value of common stock warrant and option liabilities. The first half of 2025 included a $4.5 million credit loss related to the note receivable from Above Food, which was offset by a $1.1 million unrealized gain related to the Above Food stock and $1.3 million gain related to the change in fair value of common stock warrant and option liabilities.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future results of operations concerning the company and its products, including, but not limited to, statements relating to Zola products and sales, the company’s growth, cash position, operating costs, financial performance, evaluation of possible strategic alternatives and transactions, and the impact on shareholder value. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are only predictions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results anticipated by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Form 10-K), and other filings that the company makes with the SEC. Forward-looking statements concerning anticipated future activities also assume that the company has sufficient funding to continue its operations and planned activities, which may not be the case. As described in greater detail in the 2025 Form 10-K and in the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, the company will require additional funding to continue its operations and planned activities. There are no assurances that required funding will be available at all or will be available in sufficient amounts or on reasonable terms. The company may seek to raise additional funds through equity or debt financings, through transactions involving its other assets, or through other transactions, and may seek other strategic alternatives and transactions. Any sale of additional equity securities could result in dilution to company stockholders. Reported results should not be considered as an indication of future performance. Forward-looking statements made in this press release speak only as of the date hereof, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements or to reflect events or circumstances arising after the date of this press release.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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